UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 14, 2013

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On August 15, 2013, ON Semiconductor Corporation (the “Corporation”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, under Item 5.02, certain cash bonus program parameters for the Corporation’s named executive officers. The Corporation is filing this Current Report on Form 8-K/A to amend the Original 8-K to correct “Target” and “Maximum” percentages for Messrs. William M. Hall and Robert Klosterboer that were disclosed in the “Current Award Opportunity” column of the table that was included in the Original 8-K. For the convenience of the reader, this Form 8-K/A amends and restates the entire Item 5.02 of the Original 8-K below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) Not applicable.

(e) Second Half of 2013 Cash Bonus Program for Named Executive Officers — On August 14, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation determined specific bonus plan parameters for the Corporation’s semi-annual cash incentive program for the second half of 2013 (the “Bonus Program”) for possible cash bonus awards to certain of our employees, including certain of our “named executive officers” identified in the Corporation’s 2013 annual meeting of stockholders proxy statement (the “2013 Proxy Statement”), namely: Keith Jackson, President and Chief Executive Officer; Bernard Gutmann, Executive Vice President, Chief Financial Officer and Treasurer; George Cave, Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary; William M. Hall, Senior Vice President and General Manager, Standard Products Group; and Robert Klosterboer, Senior Vice President and General Manager, Applications Products Group. The Bonus Program was set up under the previously disclosed terms and conditions of the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (the “Plan”). The amount and payment of the actual award, if any, to each participant is in the discretion of the Committee.

Cash bonuses under the Bonus Program will be paid only if the Corporation first achieves a certain minimum non-GAAP organic earnings per share, including stock compensation expense (the “Minimum Non-GAAP EPS”). Thereafter, actual bonuses under the Bonus Program will be determined based on achievement related to two performance metrics: (1) non-GAAP organic earnings per share, including stock compensation expense (weighted 80%) and (2) organic revenue growth over second half 2012 numbers (weighted 20%). The Bonus Program includes the impact on the Corporation of the SANYO Semiconductor acquisition that occurred in January 2011. Under the Bonus Program, the bonus pool is capped at 11% of non-GAAP net income. Non-GAAP earnings per share will be calculated by excluding certain items from GAAP net income, such as: gain (loss) on debt repurchase, debt exchange, early extinguishment of debt, etc.; restructuring, asset impairment and other charges, net; expensing of inventory fair market value step up; amortization of acquisition related intangible assets; non-cash interest expense; adjustment to reflect cash taxes; goodwill and intangible asset impairment; actuarial gains or losses on pension plans and other pension benefits; gains and losses on acquisitions; acquisition related costs; and extraordinary items.

Assuming the attainment of the Minimum Non-GAAP EPS, current award opportunities for the second half of 2013 under the Bonus Program (expressed as a percentage of the officer’s base salary) for each of the remaining named executive officers has the threshold, target, and stretch amount listed below. The Committee reviews these officer award opportunities from time-to-time.

Officer	Title	Current Award Opportunity
Keith Jackson	President and Chief Executive Officer	Threshold (0%) Target (150%) Maximum (300%)

Bernard Gutmann	Executive Vice President, Chief Financial Officer and Treasurer	Threshold (0%) Target (80%) Maximum (160%)

George H. Cave	Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary	Threshold (0%) Target (70%) Maximum (140%)

William M. Hall	Senior Vice President and General Manager, Standard Products Group	Threshold (0%) Target (65%) Maximum (130%)

Robert Klosterboer	Senior Vice President and General Manager, Application Products Group	Threshold (0%) Target (65%) Maximum (130%)

(f) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: August 21, 2013	By:	/s/ GEORGE CAVE
	Name:	George Cave
	Title:	Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary